HealthEquity Reports Fiscal Year and Fourth Quarter Ended January 31, 2022 Financial Results
Highlights of the fiscal year include:
•Revenue of $756.6 million, an increase of 3% compared to $733.6 million in FY21.
•Net loss of $44.3 million, compared to net income of $8.8 million in FY21, with non-GAAP net income of $110.2 million, compared to $127.6 million in FY21.
•Net loss per diluted share of $0.53, compared to net income per diluted share of $0.12 in FY21, with non-GAAP net income per diluted share of $1.33, compared to $1.69 in FY21.
•Adjusted EBITDA of $236.0 million, a decrease of 2% compared to $240.8 million in FY21.
•7.2 million HSAs, an increase of 25% compared to FY21.
•Total HSA Assets of $19.6 billion, an increase of 37% compared to FY21.
•14.4 million Total Accounts, including both HSAs and complementary CDBs, an increase of 12% compared to FY21.
•The Company sold 5,750,000 shares of common stock, yielding net proceeds of $456.6 million.
•The Company closed its acquisitions of Luum, the Fifth Third Bank HSA portfolio, and Further.
•The Company issued $600 million aggregate principal amount of 4.50% Senior Notes due 2029 and refinanced its credit facility.
Highlights of the fourth quarter include:
•Revenue of $203.3 million, an increase of 8% compared to $188.2 million in Q4 FY21.
•Net loss of $32.8 million, compared to net income of $5.4 million in Q4 FY21, with non-GAAP net income of $17.0 million, compared to $34.6 million in Q4 FY21.
•Net loss per diluted share of $0.39, compared to net income per diluted share of $0.07 in Q4 FY21, with non-GAAP net income per diluted share of $0.20, compared to $0.44 in Q4 FY21.
•Adjusted EBITDA of $50.4 million, a decrease of 11% compared to $56.6 million in Q4 FY21.
•The Company closed its acquisition of Further on November 1, 2021.
•The Company agreed to purchase the HealthSavings HSA portfolio, which closed on March 2, 2022.
Draper, Utah – March 22, 2022 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account non-bank custodian, today announced financial results for its fourth quarter and fiscal year ended January 31, 2022.
“The HealthEquity team closed out the fiscal 2022 year strong with $203 million in fourth quarter revenue, the highest revenue quarter in our history,” said Jon Kessler, President and CEO of HealthEquity. “With record HSA and asset growth in fiscal 2022, pandemic headwinds beginning to subside, and the emergence of potential tailwinds, we believe we are well-positioned for continued growth in fiscal 2023.”
Fiscal year financial results
Revenue for the fiscal year ended January 31, 2022 was $756.6 million, an increase of 3% compared to $733.6 million for the fiscal year ended January 31, 2021. Revenue this year included: service revenue of $426.9 million, custodial revenue of $202.8 million, and interchange revenue of $126.8 million.
HealthEquity reported a net loss of $44.3 million, or $0.53 per diluted share, and non-GAAP net income of $110.2 million, or $1.33 per diluted share, for the fiscal year ended January 31, 2022. The Company reported net income of $8.8 million, or $0.12 per diluted share, and non-GAAP net income of $127.6 million, or $1.69 per diluted share, for the fiscal year ended January 31, 2021.
Adjusted EBITDA was $236.0 million for the fiscal year ended January 31, 2022, a decrease of 2% compared to $240.8 million for the fiscal year ended January 31, 2021. Adjusted EBITDA was 31% of revenue, compared to 33% for the fiscal year ended January 31, 2021.
As of January 31, 2022, HealthEquity had $225.4 million of cash and cash equivalents and $930.8 million of outstanding debt, net of issuance costs. This compares to $328.8 million in cash and cash equivalents and $986.7 million of outstanding debt as of January 31, 2021.

Fourth quarter financial results
Revenue for the fourth quarter ended January 31, 2022 was $203.3 million, an increase of 8% compared to $188.2 million for the fourth quarter ended January 31, 2021. Revenue this quarter included: service revenue of $112.5 million, custodial revenue of $58.1 million, and interchange revenue of $32.8 million.
HealthEquity reported a net loss of $32.8 million, or $0.39 per diluted share, and non-GAAP net income of $17.0 million, or $0.20 per diluted share, for the fourth quarter ended January 31, 2022. The Company reported net income of $5.4 million, or $0.07 per diluted share, and non-GAAP net income of $34.6 million, or $0.44 per diluted share, for the fourth quarter ended January 31, 2021.
Adjusted EBITDA was $50.4 million for the fourth quarter ended January 31, 2022, a decrease of 11% compared to $56.6 million for the fourth quarter ended January 31, 2021. Adjusted EBITDA was 25% of revenue, compared to 30% for the fourth quarter ended January 31, 2021.
Account and asset metrics
HSAs as of January 31, 2022 were approximately 7.2 million, an increase of 25% year over year, including 455,000 HSAs with investments, an increase of 37% year over year. Total Accounts as of January 31, 2022 were 14.4 million, including 7.2 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of January 31, 2022 were $19.6 billion, an increase of 37% year over year. Total HSA Assets included $12.9 billion of HSA cash and $6.7 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.9 billion as of January 31, 2022.
HealthSavings HSA portfolio acquisition
On December 4, 2021, we signed an agreement to acquire the Health Savings Administrators, L.L.C. (“HealthSavings”) HSA portfolio, which consisted of $1.3 billion of HSA Assets held in approximately 87,000 HSAs in exchange for a purchase price of $60 million. This acquisition closed on March 2, 2022.
WageWorks integration
HealthEquity completed its acquisition of WageWorks on August 30, 2019. As of January 31, 2022, the Company has substantially completed the integration of WageWorks and achieved approximately $80 million in annualized ongoing net synergies.
Business outlook
For the fiscal year ending January 31, 2023, management expects revenues of $820 million to $830 million. Its outlook for net loss is between $61 million and $53 million, resulting in net loss of $0.73 to $0.63 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $102 million and $110 million, resulting in non-GAAP net income per diluted share of $1.21 to $1.30 (based on an estimated 84 million weighted-average shares outstanding). Management expects Adjusted EBITDA of $245 million to $255 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, March 22, 2022 to discuss the fiscal 2022 fourth quarter and year-end results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 4530548. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and other certain non-operating items.

•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and losses on extinguishment of debt, costs associated with unused office space, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. We have changed the definitions of Adjusted EBITDA and non-GAAP net income to exclude costs associated with unused office space to reflect that a majority of our work force is now permanently working remotely. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 14 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks and Further with our business in an efficient and effective manner;
•our ability to integrate the Further business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;

•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	January 31, 2022	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$225,414	$328,803
Accounts receivable, net of allowance for doubtful accounts of $6,228 and $4,239 as of January 31, 2022 and 2021, respectively	87,428	72,767
Other current assets	38,495	58,607
Total current assets	351,337	460,177
Property and equipment, net	23,372	29,106
Operating lease right-of-use assets	63,613	89,508
Intangible assets, net	973,137	767,003
Goodwill	1,645,836	1,327,193
Other assets	49,807	37,420
Total assets	$3,107,102	$2,710,407
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$27,541	$1,614
Accrued compensation	47,136	50,670
Accrued liabilities	57,589	75,880
Current portion of long-term debt	8,750	62,500
Operating lease liabilities	12,171	14,037
Total current liabilities	153,187	204,701
Long-term liabilities
Long-term debt, net of issuance costs	922,077	924,217
Operating lease liabilities, non-current	65,232	74,224
Other long-term liabilities	14,185	8,808
Deferred tax liability	99,846	119,729
Total long-term liabilities	1,101,340	1,126,978
Total liabilities	1,254,527	1,331,679
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of January 31, 2022 and 2021	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 83,780 and 77,168 shares issued and outstanding as of January 31, 2022 and 2021, respectively	8	8
Additional paid-in capital	1,676,508	1,158,372
Accumulated earnings	176,059	220,348
Total stockholders’ equity	1,852,575	1,378,728
Total liabilities and stockholders’ equity	$3,107,102	$2,710,407

HealthEquity, Inc. and its subsidiaries
Consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue
Service revenue	$112,461	$111,328	$426,910	$430,966
Custodial revenue	58,057	48,581	202,817	190,933
Interchange revenue	32,779	28,260	126,829	111,671
Total revenue	203,297	188,169	756,556	733,570
Cost of revenue
Service costs	86,119	78,019	290,302	280,214
Custodial costs	6,300	4,769	21,867	19,574
Interchange costs	5,579	4,463	20,681	18,448
Total cost of revenue	97,998	87,251	332,850	318,236
Gross profit	105,299	100,918	423,706	415,334
Operating expenses
Sales and marketing	16,317	13,462	58,605	49,964
Technology and development	45,927	32,319	157,364	124,809
General and administrative	20,876	22,903	84,379	84,493
Amortization of acquired intangible assets	23,046	19,159	82,791	76,064
Merger integration	26,383	14,662	64,805	45,990
Total operating expenses	132,549	102,505	447,944	381,320
Income (loss) from operations	(27,250)	(1,587)	(24,238)	34,014
Other income (expense)
Interest expense	(10,748)	(6,771)	(36,572)	(34,881)
Other income (expense), net	(5,767)	7,016	(5,931)	5,007
Total other income (expense)	(16,515)	245	(42,503)	(29,874)
Income (loss) before income taxes	(43,765)	(1,342)	(66,741)	4,140
Income tax benefit	(10,947)	(6,709)	(22,452)	(4,694)
Net income (loss) and comprehensive income (loss)	$(32,818)	$5,367	$(44,289)	$8,834
Net income (loss) per share:
Basic	$(0.39)	$0.07	$(0.53)	$0.12
Diluted	$(0.39)	$0.07	$(0.53)	$0.12
Weighted-average number of shares used in computing net income (loss) per share:
Basic	83,708	76,846	83,133	74,235
Diluted	83,708	78,559	83,133	75,679

HealthEquity, Inc. and its subsidiaries
Consolidated statements of cash flows (unaudited)

	Year ended January 31,
(in thousands)	2022	2021	2020
Cash flows from operating activities:
Net income (loss)	$(44,289)	$8,834	$39,664
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	137,188	115,904	55,352
Stock-based compensation	52,750	42,863	39,844
Impairment of right-of-use assets	11,246	—	—
Amortization of debt issuance costs	4,448	5,102	2,711
Loss on extinguishment of debt	4,049	—	—
Change in fair value of contingent consideration	(2,147)	—	—
Gains on equity securities	(1,677)	—	(27,570)
Other non-cash items	1,232	1,753	728
Deferred taxes	(23,430)	(5,132)	3,665
Changes in operating assets and liabilities:
Accounts receivable	(11,204)	(413)	(4,029)
Other assets	7,464	(24,839)	(12,577)
Operating lease right-of-use assets	15,235	11,150	6,218
Accrued compensation	(3,657)	771	4,550
Accounts payable, accrued liabilities, and other current liabilities	(2,178)	30,422	1,920
Operating lease liabilities, non-current	(9,412)	(10,803)	(5,383)
Other long-term liabilities	5,377	6,007	(83)
Net cash provided by operating activities	140,995	181,619	105,010
Cash flows from investing activities:
Acquisitions, net of cash acquired	(504,533)	—	(1,644,575)
Purchases of software and capitalized software development costs	(62,708)	(51,500)	(25,654)
Acquisition of intangible member assets	(65,465)	(32,371)	(9,134)
Purchases of property and equipment	(8,908)	(13,093)	(7,286)
Purchases of equity securities	—	—	(53,845)
Proceeds from sale of equity securities	2,367	—	—
Net cash used in investing activities	(639,247)	(96,964)	(1,740,494)
Cash flows from financing activities:
Principal payments on long-term debt	(1,003,125)	(239,063)	(7,813)
Proceeds from long-term debt	950,000	—	1,250,000
Payment of debt issuance costs	(11,920)	—	(30,504)
Proceeds from follow-on equity offering, net of payments for offering costs	456,640	286,779	458,495
Settlement of client-held funds obligation, net	(486)	(3,862)	(215,790)
Proceeds from exercise of common stock options	9,754	8,568	11,347
Payment of contingent consideration	(6,000)	—	—
Net cash provided by financing activities	394,863	52,422	1,465,735
Increase (decrease) in cash and cash equivalents	(103,389)	137,077	(169,749)
Beginning cash and cash equivalents	328,803	191,726	361,475
Ending cash and cash equivalents	$225,414	$328,803	$191,726

HealthEquity, Inc. and its subsidiaries
Consolidated statements of cash flows (unaudited) (continued)

	Year ended January 31,
(in thousands)	2022	2021	2020

Supplemental cash flow data:
Interest expense paid in cash	$16,107	$27,686	$21,806
Income tax payments (refunds), net	(5,632)	(6,022)	9,277
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	4,640	1,930	1,742
Purchases of property and equipment included in accounts payable or accrued liabilities	1,414	160	487
Purchases of intangible member assets included in accounts payable or accrued liabilities	1,692	—	—
Decrease in goodwill due to measurement period adjustments, net	19	5,438	—
Exercise of common stock options receivable	470	1,478	—
Equity-based acquisition consideration	—	—	3,776

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended January 31,		Year ended January 31,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$2,711	$2,259	$11,258	$7,996
Sales and marketing	1,324	2,176	7,001	6,986
Technology and development	2,968	2,721	13,132	10,772
General and administrative	4,047	5,394	21,359	17,109
Other expense, net	—	—	342	—
Total stock-based compensation expense	$11,050	$12,550	$53,092	$42,863
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2022	January 31, 2021	% Change
HSAs	7,207	5,782	25%
New HSAs from sales - Quarter-to-date	472	370	28%
New HSAs from sales - Year-to-date	918	687	34%
New HSAs from acquisitions - Year-to-date	740	—	n/a
HSAs with investments	455	333	37%
CDBs	7,192	7,028	2%
Total Accounts	14,399	12,810	12%
Average Total Accounts - Quarter-to-date	14,326	12,659	13%
Average Total Accounts - Year-to-date	13,450	12,604	7%
HSA assets (unaudited)

(in millions, except percentages)	January 31, 2022	January 31, 2021	% Change
HSA cash with yield (1)	$12,934	$9,875	31%
HSA cash without yield (2)	9	244	(96)%
Total HSA cash	12,943	10,119	28%
HSA investments with yield (1)	6,668	4,078	64%
HSA investments without yield (2)	7	138	(95)%
Total HSA investments	6,675	4,216	58%
Total HSA Assets	19,618	14,335	37%
Average daily HSA cash with yield - Year-to-date	10,465	8,599	22%
Average daily HSA cash with yield - Quarter-to-date	$12,084	$9,060	33%
(1)HSA Assets that generate custodial revenue.
(2)HSA Assets that do not generate custodial revenue.
Client-held funds (unaudited)

(in millions, except percentages)	January 31, 2022	January 31, 2021	% Change
Client-held funds (1)	$897	$986	(9)%
Average daily Client-held funds - Year-to-date (1)	842	847	(1)%
Average daily Client-held funds - Quarter-to-date (1)	822	848	(3)%
(1)Client-held funds that generate custodial revenue.

Net income (loss) reconciliation to Adjusted EBITDA (unaudited)

	Three months ended January 31,		Year ended January 31,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$(32,818)	$5,367	$(44,289)	$8,834
Interest income	(82)	(195)	(1,501)	(1,045)
Interest expense	10,748	6,771	36,572	34,881
Income tax benefit	(10,947)	(6,709)	(22,452)	(4,694)
Depreciation and amortization	15,778	11,259	54,397	39,839
Amortization of acquired intangible assets	23,046	19,159	82,791	76,064
Stock-based compensation expense	11,050	12,550	52,750	42,863
Merger integration expenses	26,383	14,662	64,805	45,990
Acquisition costs (1)	5,915	1,039	10,832	1,118
Gain on equity securities	(15)	—	(1,692)	—
Other (2)	1,381	(7,257)	3,802	(3,055)
Adjusted EBITDA	$50,439	$56,646	$236,015	$240,795
(1)For the fiscal year ended January 31, 2022, acquisition costs included $0.3 million of stock-based compensation expense.
(2)For the fiscal year ended January 31, 2022, Other consisted of amortization of incremental costs to obtain a contract of $4.3 million, partially offset by other income, net, of $0.5 million. For the fiscal year ended January 31, 2021, Other consisted of amortization of incremental costs to obtain a contract of $2.0 million, offset by other income of $5.1 million.
Reconciliation of net loss outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2023
Net loss	$(61) - (53)
Interest income	(2)
Interest expense	42
Income tax benefit	(20) - (18)
Depreciation and amortization	64
Amortization of acquired intangible assets	102
Stock-based compensation expense	79
Merger integration expenses	31
Costs associated with unused office space	5
Other	5
Adjusted EBITDA	$245 - 255

Reconciliation of net loss to non-GAAP net income (unaudited)

	Three months ended	Year ended	Outlook for the year ending
(in millions, except per share data)	January 31, 2022	January 31, 2022	January 31, 2023
Net loss	$(33)	$(44)	$(61) - (53)
Income tax benefit	(11)	(23)	(20) - (18)
Loss before income taxes - GAAP	(44)	(67)	(81) - (71)
Non-GAAP adjustments:
Amortization of acquired intangible assets	23	83	102
Stock-based compensation expense	11	53	79
Merger integration expenses	27	65	31
Acquisition costs	6	11	—
Gain on equity securities	—	(2)	—
Loss on extinguishment of debt	—	4	—
Costs associated with unused office space	—	—	5
Total adjustments to loss before income taxes - GAAP	67	214	217
Income before income taxes - Non-GAAP	23	147	136 - 146
Income tax provision - Non-GAAP (1)	6	37	34 - 36
Non-GAAP net income	17	110	102 - 110

Diluted weighted-average shares	84	83	84
Non-GAAP net income per diluted share (2)	$0.20	$1.33	$1.21 - 1.30
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash placed in annuity contracts with our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and other certain non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, and losses on extinguishment of debt, costs associated with unused office space, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.